UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2022

DIAMEDICA THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

British Columbia	001-36291	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Two Carlson Parkway, Suite 260 Minneapolis, Minnesota	55447
(Address of principal executive offices)	(Zip Code)
(763) 312-6755
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting common shares, no par value per share	DMAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2022, the shareholders of DiaMedica Therapeutics Inc. (the “Company”), upon recommendation of the Board of Directors of the Company (the “Board”), approved the DiaMedica Therapeutics Inc. Amended and Restated 2019 Omnibus Incentive Plan (the “Amended 2019 Plan”) at the 2022 Annual General Meeting of Shareholders (the “2022 AGM”). The Board previously approved the Amended 2019 Plan, subject to approval by the Company’s shareholders, on March 10, 2022.

The Amended 2019 Plan became effective immediately upon approval by the Company’s shareholders and will expire on May 21, 2029, unless terminated earlier by the Board. The Amended 2019 Plan incorporates an amendment to increase the number of the Company’s voting common shares, no par value per share (the “Common Shares”), available for issuance thereunder by an additional 2,000,000 Common Shares. In addition, the Amended 2019 Plan incorporates a more stringent limit on non-employee director compensation. Instead of imposing a limit on the number of Common Shares subject to non-employee director awards during any one calendar year, the Amended 2019 Plan imposes a dollar limit on total non-employee director compensation per director per calendar year. The Amended 2019 Plan also reflects the Company’s continuance out of the Canadian federal jurisdiction under the Canada Business Corporations Act and into British Columbia under British Columbia’s Business Corporations Act, which was previously approved by the Company’s shareholders at its 2019 Annual General and Special Meeting of Shareholders.

The foregoing summary of the Amended 2019 Plan does not purport to be complete and is qualified in its entirety by reference to the text of the Amended 2019 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. A more detailed summary of the Amended 2019 Plan can be found in “Voting Proposal Three – Approval of DiaMedica Therapeutics Inc. Amended and Restated 2019 Omnibus Incentive Plan” in the definitive proxy statement for the Company’s 2022 AGM filed with the United States Securities and Exchange Commission on April 5, 2022 (the “2022 Proxy Statement”), which description is incorporated by reference herein.

Item 5.07         Submission of Matters to a Vote of Security Holders.

The Company held its 2022 AGM on May 18, 2022. As of the close of business on March 22, 2022, the record date for the 2022 AGM, there were 26,443,067 Common Shares outstanding and entitled to vote at the 2022 AGM. Each Common Share was entitled to one vote. Shareholders holding an aggregate of 12,329,066 Common Shares entitled to vote at the 2022 AGM, representing 46.62% of the outstanding shares as of the record date, and which constituted a quorum thereof, were present in person or represented by proxy at the 2022 AGM.

At the 2022 AGM, the Company’s shareholders considered three voting proposals, each of which is described in more detail in the Company’s 2022 Proxy Statement.

The final results of each voting proposal brought before a vote of the Company’s shareholders at the 2022 AGM are set forth below:

Voting Proposal No. 1 - Election of Directors.

The six director nominees proposed by the Board were elected to serve as members of the Board until the next annual general meeting of shareholders and until their respective successors are duly elected and qualified by the following final voting results:

	Votes For	Votes Withheld/ Votes Abstained	Broker Non-Votes
Richard Pilnik	3,407,809	1,320,589	7,600,668
Amy Burroughs	4,574,272	154,126	7,600,668
Michael Giuffre, M.D.	4,514,694	213,704	7,600,668
James Parsons	4,645,110	83,288	7,600,668
Rick Pauls	4,591,063	137,335	7,600,668
Charles Semba, M.D.	4,661,736	66,662	7,600,668

Voting Proposal No. 2 - Appointment of Independent Registered Public Accounting Firm.

The voting proposal to appoint Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 and authorize the Board to fix the Company’s independent registered public accounting firm’s remuneration was approved by the following final voting results:

Votes For	Votes Withheld/Votes Abstained	Broker Non-Votes
12,255,824	73,242	0

Voting Proposal No. 3 – Approval of DiaMedica Therapeutics Inc. Amended and Restated 2019 Omnibus Incentive Plan.

The DiaMedica Therapeutics Inc. Amended and Restated 2019 Omnibus Incentive Plan was approved by the following final voting results:

Votes For	Votes Withheld/Votes Abstained	Broker Non-Votes
4,587,401	140,997	7,600,668

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
10.1	DiaMedica Therapeutics Inc. Amended and Restated 2019 Omnibus Incentive Plan (filed herewith)
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMEDICA THERAPEUTICS INC.

By:	/s/ Scott Kellen
Scott Kellen
Chief Financial Officer and Secretary

Dated:   May 19, 2022